VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of [●], 2025, by and among RadNet, Inc., a Delaware corporation (“Parent”), Trio Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and [●] (“Stockholder”).

Recitals

A.  Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock, par value of $0.01 per share, of iCAD, Inc., a Delaware corporation (the “Company”) (the “Company Common Stock”).

B.  Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement.

C.  The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth therein; (iii) determined that this Agreement is advisable to, and in the best interests of, the Company and its stockholders and approved this Agreement; and (iv) resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the Merger in accordance with the DGCL.

D.  As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement in consideration therefor, Stockholder has agreed to enter into this Agreement and vote Stockholder’s Subject Securities (as defined below) as described herein.

AGREEMENT

The parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1.	CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)  Capitalized terms used but not defined herein shall have the respective meanings assigned to those terms in the Merger Agreement.

(b)  “Contract” means any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, stockholder agreement or voting trust, to which Stockholder is a party or by which the Subject Securities are bound.

(c)  “Expiration Date” means the earliest to occur, without any notice or other action by any Person, of (i) the valid termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time.

(d)  Stockholder is deemed to “Own” (or to “Beneficially Own”) or to have acquired “Ownership” (or “Beneficial Ownership” of a security if Stockholder (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(e)  “Subject Securities” means (i) all Company Common Stock Owned by Stockholder as of the date hereof and (ii) all additional Company Common Stock of which Stockholder acquires Ownership during the Support Period. For the avoidance of doubt, Company Options Beneficially Owned by Stockholder shall not be considered Subject Securities, and Company Common Stock issued upon the exercise of a Company Option during the Support Period shall be Subject Securities.

(f)   “Support Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

(g)  A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, gifts, hedges, encumbers, grants a Lien (other than any such Lien arising hereunder and any applicable restrictions on transfer under the Securities Act, collectively, “Permitted Liens”) on or an option with respect to, enters into any derivative arrangement with respect thereto, transfers or disposes of such security or any interest in such security or right therein to any Person other than Parent or Merger Sub; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, gift, hedge, encumbrance or Lien of, grant of an option with respect to, a derivative arrangement, transfer of or disposition of such security or any interest or right therein to any Person other than Parent or Merger Sub; or (iii) reduces such Person’s Beneficial Ownership of or interest in or risk relating to such security or enters into a derivative arrangement with respect to such security.

SECTION 2.	TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1  Restriction on Transfer of Subject Securities. Subject to Section 2.3 below, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected. Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2  Restriction on Transfer of Voting Rights. During the Support Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited or otherwise transferred into a voting trust or any voting agreement or arrangement is entered into with respect to the Subject Securities (other than this Agreement); (b) no proxy, power-of-attorney, consent right or other authorization is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities (other than this Agreement); and (c) no action is taken or permitted that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or otherwise make any representation or warranty of Stockholder herein untrue or incorrect.

2.3  Permitted Transfers. Section 2.1 above shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or otherwise for estate planning purposes, or (ii) by will or under the Applicable Laws of intestacy upon the death of Stockholder; (b) make Transfers or dispositions not involving a change in Beneficial Ownership; (c) if Stockholder is a trust, to any beneficiary of Stockholder or the estate of any such beneficiary; (d) by operation of law or to a charitable organization qualified under Section 501(c)(3) of the Code; (e) by exercise of a Company Option (including a net or cashless exercise of such Company Option to purchase Company Common Stock); (f) to the Company to cover Tax withholding obligations of Stockholder in connection with any exercise of Company Options, provided that the underlying Subject Securities shall continue to be subject to the restrictions on Transfer set forth in this Agreement; or (g) pursuant to the Company’s 10b5-1 Plan up to that number of Subject Securities as permitted to be sold under such 10b5-1 Plan; provided, however, that a Transfer referred to in clauses “(a)” through “(d)” of this sentence shall be permitted only if (A) all of the representations and warranties in this Agreement with respect to Stockholder would be true and correct upon such Transfer, (B) as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (C) such Transfer occurs no later than three (3) Business Days prior to the Expiration Date.

SECTION 3.	VOTING OF COMPANY Common Stock

3.1  Voting Covenant. Without in any way limiting Stockholder’s right to (a) vote in his or her capacity as a director of the Company or (b) vote his or her Subject Securities in his or her sole discretion on any other matters not set forth in this Section 3 that may be submitted to a stockholder vote, consent or other approval, at any annual, special meeting of stockholders of the Company including the Company Stockholder Meeting, however called, including any adjournment or postponement thereof, during the Support Period, Stockholder hereby irrevocably and unconditionally agrees that, at any annual or special meeting of the stockholders of the Company, including the Company Stockholder Meeting, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, Stockholder shall, in each case to the fullest extent that such Subject Securities are entitled to be voted therein: (1) appear at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and (2) be present (in person or by proxy) and vote (or cause to be voted) or deliver (or cause to be delivered) a written consent with respect to all of the Subject Securities, and unless otherwise directed in writing by Parent:

(a)   in favor of: (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof; (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement, the Merger and any other matters necessary to effect the Merger; (iii) each of the other transactions contemplated by the Merger Agreement; and (iv) any other transaction pursuant to which Parent or any Subsidiary thereof proposes to acquire the Company in which the stockholders of the Company would receive aggregate consideration per share equal to or greater than the consideration to be received by stockholders of the Company in the Merger;

(b)   against any action or agreement which is intended or would reasonably be expected to impede, delay, postpone, interfere with, nullify, prevent or adversely affect in any material respect the Merger or this Agreement, including (i) any other extraordinary corporate transaction, including any proposal of any Person (other than Parent and Merger Sub) to acquire the Company or all or substantially all of the assets thereof, (ii) any amendment to the certificate of incorporation or bylaws of the Company, (iii) any material change to the capitalization of the Company, (iv) any change in a majority of the directors of the Company Board and (v) any action, proposal, or agreement that would reasonably be expected to result in the any breach of any covenant, representation or warranty or any other obligation or agreement under the Merger Agreement or this Agreement; and

(c)   against any Alternative Transaction and any action in furtherance of any Alternative Transaction.

During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in a manner inconsistent with clauses “(a)”, “(b)” or “(c)” of this Section 3.1.

3.2  Further Assurances. Stockholder shall not, and shall not permit any of its Affiliates to, enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder.

SECTION 4.	WAIVER OF APPRAISAL RIGHTS

4.1  During the term of this Agreement, Stockholder hereby (a) irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Company Common Stock, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that Stockholder may have by virtue of, or with respect to, any Subject Securities and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective successors that challenges the validity of or seeks to enjoin, any provision of this Agreement or alleges breach of any fiduciary duty of any Person in connection with the negotiation of and entry into the Merger Agreement.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to each of Parent and Merger Sub as follows:

5.1  Authorization, etc. Stockholder has the authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction in which it was organized. If Stockholder is married, and any of the Subject Securities constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and Merger Sub, is enforceable against Stockholder’s spouse in accordance with its terms, except as enforcement thereof may be limited by (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2  No Conflicts or Consents.

(a)   The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (a) assuming the compliance of each of the Company, Parent and Merger Sub, with all applicable Antitrust Laws, conflict with or violate any Applicable Law applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound; (b) if Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Stockholder; or (c) result in or constitute (with or without notice or lapse of time) any material breach of or material default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or properties is or may be bound or affected, except, in each case, for any conflict, violation, breach, default or right which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

(b)   The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any filing with or notification of, nor any permit, authorization, consent or approval of, any Person, other than under any applicable Antitrust Laws or where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement. Assuming the compliance of each of the Company, Parent and Merger Sub with all applicable Antitrust Laws, no consent or notification of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement, or where the failure to obtain such consents or make such registrations, declarations or filings would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

5.3  Title to Company Common Stock; Full Disclosure. Stockholder Owns, free and clear of any Lien (other than Permitted Liens or Liens that would not adversely affect in any material respect the ability of Stockholder to perform Stockholder’s obligations hereunder), the Subject Securities set forth opposite Stockholder’s name on Exhibit A to this Agreement. Except as set forth in Exhibit A hereto, neither Stockholder nor any of its Affiliates hold or have any Ownership interest in any other Company Common Stock or any performance-based stock awards, restricted stock, restricted stock units, options (including any granted pursuant to the Company Stock Incentive Plans) or warrants to acquire Company Common Stock, or other rights or securities convertible into or exercisable or exchangeable for Common Stock, Preferred Stock or other Equity Securities of the Company.

5.4  No Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder or any of Stockholder's properties or assets that would reasonably be expected to impair the ability of Stockholder to perform Stockholder’s obligations hereunder.

5.5  Merger Agreement. Stockholder and its Representatives have reviewed and understand the terms of this Agreement and the Merger Agreement, and Stockholder has had the opportunity to consult with Stockholder’s counsel in connection with this Agreement.

5.6  Voting Power. Stockholder has full voting power with respect to all the Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all the Subject Securities. None of the Subject Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.

5.7  Reliance. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

SECTION 6.	COVENANTS OF STOCKHOLDER

6.1  Stockholder Information; Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by Parent, Merger Sub and the Company (including in any other publicly filed documents relating to the Merger or the transactions contemplated hereby) of: (a) Stockholder’s identity; (b) Stockholder’s Ownership of the Subject Securities; and (c) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, (including filing this Agreement as an exhibit to any publicly filed documents relating to the Merger or the transactions contemplated hereby), and any other information that Parent, Merger Sub or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or the transactions contemplated hereby. Stockholder further agrees, as promptly as practicable, to notify Parent, Merger Sub and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

6.2  Further Assurances. From time to time and without additional consideration, Stockholder shall (at Parent’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments, and shall (at Parent’s sole expense) take such further actions as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.3  Stop Transfer Order; Legends. Stockholder hereby agrees that it will not request that the Company register the Transfer of any certificated or uncertificated interest representing any of the Subject Securities, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does, authorize Parent to direct the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and Transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date.

6.4  Public Announcement. Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, issue any press release, public announcement or make any other public statement or communication with respect to the transactions contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent, except as may be required by Applicable Law, provided that, to the extent feasible, Stockholder shall notify Parent in advance of any public statement it intends to make without Parent approval because disclosure is required by Applicable Law.

6.5  Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in, any class action with respect to any Action or claim, derivative or otherwise, against Parent, Merger Sub or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any Action or claim seeking to enjoin or delay the Expiration Date or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

6.6   No Solicitation.

(a)   Stockholder shall not, and shall cause its Representatives not to, directly or indirectly, (i) (A) solicit, initiate, or propose the making, submission or announcement of, or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate, any inquiries relating to, the submission of, or the making of, any proposal the consummation of which would constitute an Alternative Transaction or (B) fail to terminate any direct or indirect solicitation, encouragement, discussions or negotiations with any persons (other than Parent or Merger Sub and their Representatives) that may be ongoing with respect to a proposal for an Alternative Transaction, including terminating all access granted to any such person or its representatives to any physical or electronic dataroom, (ii) engage in, participate in or otherwise continue any discussions or negotiations, or cooperate in any way with any person (or group of persons), with respect to any inquiries relating to, or the making of, any proposal the consummation of which would constitute an Alternative Transaction, (iii) amend or grant any waiver or release under, or fail to enforce, any standstill or similar agreement with respect to any class of equity securities of Company or its Subsidiaries (provided that Company shall be permitted on a confidential non-public basis to release or waive any explicit or implicit standstill or similar agreement solely to the extent necessary to permit the relevant party thereto to submit a proposal for an Alternative Transaction to the Company Board on a confidential nonpublic basis and solely to the extent the Company Board determines in good faith that the failure to do so would be a breach of the Company Board’s fiduciary duties under Applicable Law, so long as Company promptly (and in any event within twenty-four (24) hours) notifies Parent in writing of any such waiver or release) or (iv) approve, authorize, agree or publicly announce an intention to do any of the foregoing..

(b)  During the Support Period Stockholder shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing of any request for information, proposal or inquiry relating to an Alternative Transaction, the material terms and conditions of such request, proposal or inquiry (including any changes thereto) and the identity of the person making such request, proposal or inquiry. Stockholder shall (i) keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry on a reasonably current basis and (ii) provide to Parent as soon as reasonably practicable after receipt or delivery (but in no event later than twenty-four hours after receipt or delivery) thereof copies of all correspondence and other written materials exchanged between Stockholder or any of its Representatives, on the one hand, and any person making such request or proposal or any of its Representatives, on the other hand, in each case relating to any such request, proposal or inquiry. Notwithstanding the foregoing, Stockholder shall not be required to notify Parent of any discussions or negotiations to the extent the Company has notified Parent thereof.

SECTION 7.	MISCELLANEOUS

7.1  Adjustments. In the event that, between the date of this Agreement and the Effective Time, (a) the outstanding Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or (b) Stockholder shall become the Beneficial Owner of any additional Company Common Stock, then the terms of this Agreement shall apply to the Company Common Stock held by Stockholder immediately following the effectiveness of the events described in the aforementioned clause (a) or Stockholder becoming the Beneficial Owner thereof as described in the aforementioned clause (b), as though, in either case, they were Subject Securities hereunder. In the event that Stockholder shall become the Beneficial Owner of any other Equity Securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 3 hereof, then the terms of Section 3 hereof shall apply to such other securities as though they were Subject Securities hereunder.

7.2  Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall not survive the Expiration Date.

7.3  Expenses. Except as provided in Section 6.2 hereof, all costs and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

7.4  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the Business Day following the date of transmission; provided, that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

if to Stockholder:

at the address set forth on the signature page hereof;

and if to Parent or Merger Sub (or following the Effective Time, the Company):

RadNet, Inc. 1510 Cotner Avenue Los Angeles, CA 90025 Attention: David J. Katz, EVP and Chief Legal Officer

with a copy (which shall not constitute notice) to: Perkins Coie LLP 1201 Third Ave Seattle, WA 98034
Attention:	Andrew Moore David Martinez
Email:	AMoore@perkinscoie.com DMartinez@perkinscoie.com

7.5   Notification of Certain Matters. During the Support Period Stockholder shall promptly deliver to Parent written notice upon becoming aware of (a) any injunction, writ or Order of any nature issued and directing that the transactions provided for herein not be consummated as herein provided or (b) any Action pending or threatened with respect to the transactions contemplated hereby, in each such case if and only to the extent that such injunction, writ, Order or Action would cause any of the conditions set forth in Article VIII of the Merger Agreement not to be satisfied at such time.

7.6   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

7.7   Entire Agreement; Counterparts. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

7.8   Assignment; Binding Effect. No party may assign (by merger, operation of law or otherwise) either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, that each of Parent or Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Parent without the consent of Stockholder; provided, however, that no such assignment shall release Parent or Merger Sub of any of its obligations under this Agreement or enlarge any obligation of Stockholder hereunder. Any purported assignment in violation of this Agreement will be void ab initio.

7.9   Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

7.10   Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 7.10(c), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, (it being agreed that the consents to jurisdiction and venue set forth in this Section 7.10(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.4. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b)   The parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that (i) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 7.10(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.10(b) shall not be required to provide any bond or other security in connection with any such Order or injunction.

(c)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMISSIBLE UNDER THE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11   Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of such party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.12   Termination. This Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall be revoked, become null and void on and have no further effect as of the earlier of (a) the Expiration Date or (b) such time as shall be mutually agreed in writing by Parent and Stockholder. If (1) any change, waiver or amendment to the terms of the Merger Agreement is made without the prior written consent of Stockholder that (i) reduces the Merger Consideration or any consideration otherwise payable with respect to the Eligible Company Options beneficially owned by Stockholder, (ii) imposes any restriction on Stockholder’s right to receive the Merger Consideration or changes the timing of or the form of consideration payable in the Merger or any consideration otherwise payable with respect to any share of Company Common Stock beneficially owned by Stockholder or (iii) otherwise materially amends the Merger Agreement in a manner adverse to the stockholders of the Company; or (2) the Outside Date, is extended without the prior written consent of Stockholder, then in each case of the foregoing subsections (1) or (2), all obligations of the Stockholder with respect to Sections 2 and 3 hereof shall automatically terminate as of the occurrence of such event. Nothing in this Section 7.12 shall relieve any party from any liability for any Willful Breach of this Agreement occurring prior to the termination of this Agreement and the provisions of this Section 7 (other than Section 7.1) shall survive any termination of this Agreement. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

7.13   Directors and Officers. Stockholder signs this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in Stockholder’s capacity as a director, officer or employee of the Company. Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the Company Board from taking any action (or failure to act) in his or her capacity as an officer or member of the Company Board or from taking any action with respect to any Alternative Transaction solely in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

7.14   Construction.

(a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)   As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)   Unless otherwise indicated all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement, as applicable.

(e)   The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to effect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(f)    References to “$” refer to United States dollars unless otherwise noted.

7.15   No Ownership Interest. All rights, Ownership and economic benefits of and relating to the Subject Securities at a given time shall remain vested in and belong to Stockholder as of such time, and neither Parent nor Merger Sub shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein.

7.16   No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

7.17   Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, (i) in the case of an amendment, by each of (x) Parent and Merger Sub, on the one hand, and (y) Stockholder, on the other hand, or (ii) in the case of a waiver, by each party against whom such waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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In Witness Whereof, each of Parent, Merger Sub and Stockholder has caused this Voting and Support Agreement to be executed as of the date first written above.

[Parent]

By:
Name:
Title:

[Merger Sub]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

In Witness Whereof, each of Parent, Merger Sub and Stockholder has caused this Voting and Support Agreement to be executed as of the date first written above.

Stockholder

Signature

Printed Name

Address:

Email:

[Signature Page to Voting and Support Agreement]

Exhibit A

Subject Securities and Company Options

Stockholder: ___________________________	Total Number of Subject Securities (by type)
Company Common Stock
Company Options